EXHIBIT 11

                         TELLABS, INC. AND SUBSIDIARIES
                         COMPUTATION OF PER SHARE EARNINGS
                         (In thousands, except per share data)



PRIMARY EARNINGS PER SHARE                           1995        1994     1993
                                                     ----        ----     ----
Weighted average number of common
  shares outstanding during the period             88,194      86,812   84,616

Net additional shares assuming dilutive
  stock options exercised and proceeds
  used to purchase treasury shares at
  average fair market value                         3,433       3,747    3,596
                                                   ------      ------   ------
Weighted average number of common shares
  and common equivalent shares outstanding         91,627      90,559   88,212
                                                  =======     =======  =======
Net earnings                                     $115,606     $72,389  $31,967
                                                  =======     =======  =======
Primary earnings per share                          $1.26       $0.80    $0.36
                                                    =====       =====    =====

FULLY DILUTED EARNINGS PER SHARE

Weighted average number of common
  shares outstanding during the period             88,194      86,812   84,616

Net additional shares assuming dilutive
  stock options exercised and proceeds
  used to purchase treasury shares at
  fair market value                                 3,516       3,852    3,855
                                                    -----       -----    -----
Weighted average number of common shares
  and common equivalent shares outstanding         91,710      90,664   88,471
                                                  =======     =======  =======
Net earnings                                     $115,606     $72,389  $31,967
                                                  =======     =======  =======
Fully diluted earnings per share                    $1.26       $0.80    $0.36
                                                    =====       =====    =====

[FN]
NOTE:
Restated to reflect the stock splits in 1995, 1994 and 1993.